UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

Airtrax, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-25791	22-3506376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Freeway Drive Unit One, Blackwood, NJ 08012
(Address of principal executive offices and Zip Code)
(856) 232-3000

Copies to:
Richard A. Friedman
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2007, our Board of Directors appointed Izak On as a director of our company. Since 2001, Mr. On has been the founder and board director of E.P.A. Fuel Services Ltd., an Israeli fuel service company. Between 2001 and 2003, Mr. On was the CEO and a partner of Erez Tal Bar - Fuelling Services Ltd., an Israeli company that builds and manages fuel stations. Since March 2007, Mr. On serves as a director of Diversified Senior Services, of Winston-Salem, North Carolina. Mr. On received his degree in business administration - marketing from the Tel-Aviv College of Management.

Mr. On was nominated by Alpha Capital to be their board representative, pursuant to the Securities Purchase Agreement dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

Date: May 10, 2007	By:	/s/ ROBERT M. WATSON
Robert M. Watson Chief Executive Officer